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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C.  20549

                                     FORM 8-K

                                  CURRENT REPORT
       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                 Date of Report (Date of earliest event reported):

                                February 22, 1999


                               ORYX TECHNOLOGY CORP.
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             (Exact name of registrant as specified in its charter)


Delaware                                 1-12680                22-2115841
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(State or other jurisdiction      (Commission File Number)  (I.R.S. Employer
     of incorporation)                                      Identification No.)





                  1100 Auburn Street, Fremont, California 94538
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                    (Address of principal executive offices)


        Registrant's telephone number, including area code:  (510) 492-2080
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Item 5.     Other Events

     Oryx Technology Corp. (the "Company") has received approximately 55,000 shares of Common Stock of Applied Magnetics Corp. ("Applied Magnetics") assigned to it by the Company's Chief Executive Officer, Philip Micciche. Mr. Micciche received the shares pursuant to a non-competition agreement executed by Mr. Micciche in connection with his providing consulting services to DAS Devices, Inc. ("DAS"), a magnetic read-write head manufacturer that recently merged with Applied Magnetics. The shares of Applied Magnetics Common Stock received by the Company in this transaction will be restricted until a registration statement filed by Applied Magnetics with the Securities and Exchange Commission is declared effective by the Commission.

     The Company, a shareholder in DAS, did not receive any Applied Magnetics shares in exchange for its holdings of DAS Series A Preferred Stock or Common Stock since the price of Applied Magnetics stock at the time of the closing of the merger did not provide any consideration to stockholders of DAS Series A Preferred or Common Stock.

Item 7.     Financial Statements and Exhibits

     (c)    Exhibits.

            99.1     Press Release dated February 22, 1999.





                                  SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 1999               ORYX TECHNOLOGY CORP. (Registrant)


                                      By:  /s/ Mitchel Underseth
                                           ---------------------
                                           Mitchel Underseth
                                           Chief Financial Officer

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